Exhibit 99.1

onsemi Reports Fourth Quarter and Full Year 2025 Results
Returned $1.4 billion of 2025 Free Cash Flow through share repurchases

SCOTTSDALE, Ariz., – Feb. 9, 2026 – onsemi  (the “Company”)  (Nasdaq: ON) today announced its fourth quarter and fiscal year 2025 results:

Results Highlights:
•	Fourth quarter revenue of $1,530 million
•	Fourth quarter GAAP gross margin and non-GAAP gross margin of 36.0% and 38.2%, respectively
•	Fourth quarter GAAP operating margin and non-GAAP operating margin of 13.1% and 19.8%, respectively
•	Fourth quarter GAAP diluted earnings per share and non-GAAP diluted earnings per share of $0.45 and $0.64, respectively
•	2025 cash from operations of $1.8 billion and free cash flow of $1.4 billion, achieving record high free cash flow margin of 24%

“We remained disciplined in our execution and met expectations in the fourth quarter as we saw increasing signs of stabilization in our key markets,” said Hassane El-Khoury, President and CEO, onsemi. “We continue to invest in intelligent power and sensing technologies that position us to win in the most critical technology transitions shaping our industry. Our strategy is clear: lead in automotive, industrial, and AI data center power with innovation that delivers higher-value solutions for our customers and long-term returns for our shareholders."

“In 2025, we generated $1.4 billion of free cash flow and returned 100% of our annual free cash flow to shareholders through share repurchases. With our major investment cycle behind us and new technologies ramping, we continue to strengthen our financial foundation. As we continue to drive meaningful improvements to our cost structure across the company, we are creating greater leverage in our operating model going forward,” said Thad Trent, EVP and CFO of onsemi. “Our focus remains on operational excellence and margin expansion, and we are well-positioned to benefit as market conditions improve.”

Q4 2025 Business Highlights:
•	Announced the authorization of a new share repurchase program of up to $6 billion over the next three years.
•	Introduced vertical gallium nitride (vGaN) power semiconductors, setting a new benchmark for power density, efficiency and ruggedness for these applications.
•	Signed a memorandum of understanding (MoU) with Innoscience to explore expanding production of gallium nitride (GaN) power devices using Innoscience’s proven 200mm GaN-on-silicon process.
•	Established a new collaboration agreement with GlobalFoundries (GF) to develop and manufacture next-generation gallium nitride (GaN) power devices, beginning with 650V.

Selected financial results for the quarter are shown below with comparable periods:

	GAAP			Non-GAAP
	Three Months Ended			Three Months Ended
(Revenue and Net Income in millions)	Q4 2025	Q3 2025	Q4 2024	Q4 2025	Q3 2025	Q4 2024
Revenue	$1,530.1	$1,550.9	$1,722.5	$1,530.1	$1,550.9	$1,722.5
Gross Margin	36.0%	37.9%	45.2%	38.2%	38.0%	45.3%
Operating Margin	13.1%	17.0%	23.7%	19.8%	19.2%	26.7%
Net Income attributable to ON Semiconductor Corporation	$181.8	$255.0	$379.9	$257.2	$256.3	$404.2
Diluted Earnings Per Share	$0.45	$0.63	$0.88	$0.64	$0.63	$0.95

Selected financial results for 2025 and 2024 are shown below:

	GAAP		Non-GAAP
	Year Ended		Year Ended
(Revenue and Net Income in millions)	December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Revenue	$5,995.4	$7,082.3	$5,995.4	$7,082.3
Gross Margin	33.1%	45.4%	38.4%	45.5%
Operating Margin	1.4%	25.0%	18.6%	27.9%
Net Income attributable to ON Semiconductor Corporation	$121.0	$1,572.8	$966.4	$1,704.6
Diluted Earnings Per Share	$0.29	$3.63	$2.35	$3.98

Revenue Summary
($ in millions)
(Unaudited)

	Three Months Ended
Business Segment	Q4 2025	Q3 2025	Q4 2024	Sequential Change	Year-over-Year Change
PSG	$724.2	$737.6	$809.4	(2)%	(11)%
AMG	556.3	583.3	610.6	(5)%	(9)%
ISG	249.6	230.0	302.5	9%	(17)%
Total	$1,530.1	$1,550.9	$1,722.5	(1)%	(11)%

	Year Ended
Business Segment	December 31, 2025	December 31, 2024	Year-over-Year Change
PSG	$2,805.1	$3,348.2	(16)%
AMG	2,261.9	2,609.1	(13)%
ISG	928.4	1,125.0	(17)%
Total	$5,995.4	$7,082.3	(15)%

FIRST QUARTER 2026 OUTLOOK

The following table outlines onsemi's projected first quarter of 2026 GAAP and non-GAAP outlook.

	Total onsemi GAAP	Special Items **	Total onsemi Non-GAAP***
Revenue	$1,435 to $1,535 million	—	$1,435 to $1,535 million
Gross Margin	37.4% to 39.4%	0.1%	37.5% to 39.5%
Operating Expenses	$407 to $422 million	$122 million	$285 to $300 million
Other Income and Expense (including interest expense), net	($7 million)	—	($7 million)
Diluted Earnings Per Share	$0.28 to $0.38	$0.28	$0.56 to $0.66
Diluted Shares Outstanding *	398 million	1 million	397 million

*
Diluted shares outstanding can vary as a result of, among other things, the vesting of restricted stock units, the incremental dilutive shares from the Company's convertible notes, and the repurchase or the issuance of stock or convertible notes or the sale of treasury shares. In periods when the quarterly average stock price per share exceeds $52.97 for the 0% Notes, and $103.87 for the 0.50% Notes, the non-GAAP diluted share count and non-GAAP net income per share include the anti-dilutive impact of the Company’s hedge transactions entered concurrently with the 0% Notes and the 0.50% Notes, respectively. At an average stock price per share between $52.97 and $74.34 for the 0% Notes and $103.87 and $156.78 for the 0.50% Notes, the hedging activity offsets the potentially dilutive effect of the 0% Notes and 0.50% Notes, respectively. In periods when the quarterly average stock price exceeds $74.34 for the 0% Notes, and $156.78 for the 0.50% Notes, the dilutive impact of the warrants issued concurrently with such notes are included in the diluted shares outstanding. GAAP and non-GAAP diluted share counts are based on either the previous quarter's average stock price or the stock price as of the last day of the previous quarter, whichever is higher.

**
Special items may include: amortization of intangibles; expensing of appraised inventory fair market value step-up; purchased in-process research and development expenses; restructuring, asset impairments and other, net; goodwill and intangible asset impairment charges; gains and losses on debt prepayment; non-cash interest expense; actuarial (gains) losses on pension plans and other pension benefits; and certain other special items, as necessary. These special items are out of our control and could change significantly from period to period. As a result, we are not able to reasonably estimate and separately present the individual impact or probable significance of these special items, and we are similarly unable to provide a reconciliation of the non-GAAP measures. The reconciliation that is unavailable would include a forward-looking income statement, balance sheet and statement of cash flows in accordance with GAAP. For this reason, we use a projected range of the aggregate amount of special items in order to calculate our projected non-GAAP operating expense outlook.

***
We believe these non-GAAP measures provide important supplemental information to investors. We use these measures, together with GAAP measures, for internal managerial purposes and as a means to evaluate period-to-period comparisons. However, we do not, and you should not, rely on non-GAAP financial measures alone as measures of our performance. We believe that non-GAAP financial measures reflect an additional way of viewing aspects of our operations that, when taken together with GAAP results and the reconciliations to corresponding GAAP financial measures that we also provide in our releases, provide a more complete understanding of factors and trends affecting our business. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies' non-GAAP financial measures, even if they have similar names.

TELECONFERENCE

onsemi will host a conference call for the financial community at 5 p.m. Eastern Time (EST) on February 9, 2026 to discuss this announcement and onsemi’s results for the fourth quarter of 2025 and fiscal year 2025. The Company will also provide a real-time audio webcast of the teleconference on the Investor Relations page of its website at http://www.onsemi.com. The webcast replay will be available at this site approximately one hour following the live broadcast and will continue to be available for approximately 30 days following the conference call. Investors and interested parties can also access the conference call by pre-registering here.

About onsemi

onsemi  (Nasdaq: ON) is driving disruptive innovations to help build a better future. With a focus on automotive and industrial end-markets, the company is accelerating change in megatrends such as vehicle electrification and safety, sustainable energy grids, industrial automation, and 5G and cloud infrastructure. onsemi offers a highly differentiated and innovative product portfolio, delivering intelligent power and sensing technologies that solve the world’s most complex challenges and leads the way to creating a safer, cleaner, and smarter world. onsemi is  included in the S&P 500® index. Learn more about onsemi at www.onsemi.com.

# # #

onsemi and the onsemi logo are trademarks of Semiconductor Components Industries, LLC.  All other brand and product names appearing in this document are registered trademarks or trademarks of their respective holders.  Although the Company references its website in this news release, information on the website is not to be incorporated herein.

Krystal Heaton	Parag Agarwal
Director, Head of Public Relations	Vice President - Investor Relations & Corporate Development
onsemi	onsemi
(480) 242-6943	(602) 244-3437
Krystal.Heaton@onsemi.com	investor@onsemi.com

This document includes “forward-looking statements,” as that term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included or incorporated in this document could be deemed forward-looking statements, particularly statements about the future financial performance of onsemi, including financial guidance for the first fiscal quarter of 2026. Forward-looking statements are often characterized by the use of words such as “believes,” “estimates,” “expects,” “projects,” “may,” “will,” “intends,” “plans,” “anticipates,” “should” or similar expressions or by discussions of strategy, plans or intentions. All forward-looking statements in this document are made based on our current expectations, forecasts, estimates and assumptions and involve risks, uncertainties, and other factors that could cause results or events to differ materially from those expressed in the forward-looking statements. Certain factors that could affect our future results or events are described under Part I, Item 1A “Risk Factors” in our 2025 Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on February 9, 2026 (our “2025 Form 10-K”), and from time-to-time in our other SEC reports (including in our 2025 Form 10-K). Readers are cautioned not to place undue reliance on forward-looking statements. We assume no obligation to update such information, except as may be required by law. Investing in our securities involves a high degree of risk and uncertainty, and you should carefully consider the trends, risks, and uncertainties described in this document, our 2025 Form 10-K and other reports filed with or furnished to the SEC before making any investment decision with respect to our securities. If any of these trends, risks, or uncertainties actually occurs or continues, our business, financial condition or operating results could be materially adversely affected, the trading prices of our securities could decline, and you could lose all or part of your investment. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by this cautionary statement.

ON SEMICONDUCTOR CORPORATION
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share and percentage data)

	Quarter Ended			Year Ended
	December 31, 2025	October 3, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Revenue	$1,530.1	$1,550.9	$1,722.5	$5,995.4	$7,082.3
Cost of revenue	979.1	963.7	943.4	4,011.5	3,866.2
Gross profit	551.0	587.2	779.1	1,983.9	3,216.1
Gross margin	36.0%	37.9%	45.2%	33.1%	45.4%
Operating expenses:
Research and development	133.8	141.9	155.2	583.6	612.7
Selling and marketing	61.5	62.8	70.4	255.9	273.5
General and administrative	86.0	87.3	100.5	348.9	376.3
Amortization of intangible assets	10.8	11.2	13.5	44.4	52.0
Restructuring, asset impairments and other charges, net	58.8	19.6	30.9	666.9	133.9
Total operating expenses	350.9	322.8	370.5	1,899.7	1,448.4
Operating income	200.1	264.4	408.6	84.2	1,767.7
Other income (expense), net:
Interest expense	(17.3)	(17.7)	(15.3)	(70.9)	(62.3)
Interest income	20.6	22.7	27.8	95.1	111.4
Other income	13.7	3.6	21.4	22.9	20.6
Other income (expense), net	17.0	8.6	33.9	47.1	69.7
Income before income taxes	217.1	273.0	442.5	131.3	1,837.4
Income tax provision	(35.3)	(17.7)	(62.7)	(7.7)	(262.8)
Net income	181.8	255.3	379.8	123.6	1,574.6
Less: Net (income) loss attributable to non-controlling interest	—	(0.3)	0.1	(2.6)	(1.8)
Net income attributable to ON Semiconductor Corporation	$181.8	$255.0	$379.9	$121.0	$1,572.8

Net income for diluted earnings per share of common stock	$181.8	$255.0	$379.9	$121.0	$1,572.8

Net income per share of common stock attributable to ON Semiconductor Corporation:
Basic	$0.45	$0.63	$0.89	$0.29	$3.68
Diluted	$0.45	$0.63	$0.88	$0.29	$3.63
Weighted average common shares outstanding:
Basic	400.8	406.9	425.4	411.0	427.4
Diluted	402.3	408.0	429.6	411.8	432.7

ON SEMICONDUCTOR CORPORATION
UNAUDITED CONSOLIDATED BALANCE SHEETS
(in millions)

	December 31, 2025	October 3, 2025	December 31, 2024
Assets
Cash and cash equivalents	$2,147.6	$2,472.5	$2,691.3
Short-term investments	400.0	400.0	300.0
Receivables, net	908.0	943.4	1,160.1
Inventories	1,989.6	2,047.9	2,242.0
Assets held-for-sale	25.0	70.5	5.3
Other current assets	352.9	396.7	353.3
Total current assets	5,823.1	6,331.0	6,752.0
Property, plant and equipment, net	3,369.0	3,550.6	4,361.4
Goodwill	1,679.9	1,641.6	1,587.9
Intangible assets, net	343.9	289.5	257.9
Deferred tax assets	929.1	837.5	729.9
ROU financing lease assets	23.1	38.7	40.5
Other assets	356.0	321.3	360.2
Total assets	$12,524.1	$13,010.2	$14,089.8
Liabilities, Non-Controlling Interest and Stockholders’ Equity
Accounts payable	$572.3	$479.1	$574.5
Accrued expenses and other current liabilities	714.9	730.8	760.0
Current portion of financing lease liabilities	0.5	0.5	0.3
Total current liabilities	1,287.7	1,210.4	1,334.8
Long-term debt	2,980.5	3,353.1	3,345.9
Deferred tax liabilities	41.7	41.1	37.6
Long-term financing lease liabilities	23.8	23.8	20.7
Other long-term liabilities	498.5	455.7	536.3
Total liabilities	4,832.2	5,084.1	5,275.3
ON Semiconductor Corporation stockholders’ equity:
Common stock	6.2	6.2	6.2
Additional paid-in capital	5,538.6	5,495.3	5,372.2
Accumulated other comprehensive loss	(55.5)	(54.4)	(62.4)
Accumulated earnings	8,241.9	8,060.1	8,120.9
Less: Treasury stock, at cost	(6,057.9)	(5,601.8)	(4,640.5)
Total ON Semiconductor Corporation stockholders’ equity	7,673.3	7,905.4	8,796.4
Non-controlling interest	18.6	20.7	18.1
Total stockholders' equity	7,691.9	7,926.1	8,814.5
Total liabilities and stockholders' equity	$12,524.1	$13,010.2	$14,089.8

ON SEMICONDUCTOR CORPORATION
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)

	Quarter Ended			Year Ended
	December 31, 2025	October 3, 2025	December 31, 2 024	December 31, 2025	December 31, 2024
Cash flows from operating activities:
Net income	$181.8	$255.3	$379.8	$123.6	$1,574.6
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	214.9	146.5	166.6	686.0	642.9
Loss on sale or disposal of fixed assets	7.9	(1.3)	0.4	0.8	5.5
Amortization of debt discount and issuance costs	2.8	2.9	1.9	11.4	11.1
Share-based compensation	37.8	38.2	38.1	144.3	136.1
Non-cash asset impairment charges	8.1	15.8	22.1	496.0	37.8
Change in deferred tax balances	(80.6)	(80.9)	(7.5)	(193.7)	(129.6)
Other	(2.8)	(3.1)	3.0	(1.6)	10.0
Changes in assets and liabilities	184.6	45.3	(24.7)	493.0	(382.0)
Net cash provided by operating activities	554.5	418.7	579.7	1,759.8	1,906.4
Cash flows from investing activities:
Payments for acquisition of property, plant and equipment	(69.1)	(46.3)	(157.3)	(341.2)	(694.0)
Proceeds from sale of property, plant and equipment	25.4	0.1	5.6	32.2	6.2
Payments related to acquisition of business	(7.0)	—	—	(124.5)	(20.5)
Purchase of short-term investments	(250.0)	(250.0)	(300.0)	(1,050.0)	(1,050.0)
Proceeds from maturity of short-term investments	250.0	150.0	300.0	950.0	750.0
Other	—	(5.0)	—	(5.0)	(1.5)
Net cash used in investing activities	(50.7)	(151.2)	(151.7)	(538.5)	(1,009.8)
Cash flows from financing activities:
Proceeds for the issuance of common stock under the ESPP	5.5	6.0	5.6	22.1	25.2
Payment of tax withholding for RSUs	(1.6)	(2.4)	(2.7)	(29.1)	(51.0)
Repurchase of common stock	(450.2)	(325.0)	(204.1)	(1,377.6)	(654.1)
Repayment of borrowings under debt agreements	(375.0)	—	—	(375.0)	—
Payment on principal portion of finance lease obligations	(0.5)	(0.4)	(0.4)	(1.7)	(2.2)
Other	(2.1)	(0.4)	(1.7)	(2.5)	(1.7)
Net cash used in financing activities	(823.9)	(322.2)	(203.3)	(1,763.8)	(683.8)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(4.9)	(0.9)	(3.7)	(1.9)	(4.4)
Net increase (decrease) in cash, cash equivalents and restricted cash	(325.0)	(55.6)	221.0	(544.4)	208.4
Beginning cash, cash equivalents and restricted cash	2,474.0	2,529.6	2,472.4	2,693.4	2,485.0
Ending cash, cash equivalents and restricted cash	$2,149.0	$2,474.0	$2,693.4	$2,149.0	$2,693.4

ON SEMICONDUCTOR CORPORATION
RECONCILIATION OF GAAP VERSUS NON-GAAP DISCLOSURES
(in millions, except per share and percentage data)

			Quarter Ended			Year Ended
			December 31, 2025	October 3, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Reconciliation of GAAP to non-GAAP gross profit:
GAAP gross profit			$551.0	$587.2	$779.1	$1,983.9	$3,216.1
Special items:
a)		Restructuring related inventory and other charges	32.1	—	—	313.6	—
b)		Amortization of intangible assets	1.2	1.2	1.6	5.0	6.3
c)		Amortization of fair market value step-up of inventory	0.6	0.6	—	2.4	—
		Total special items	33.9	1.8	1.6	321.0	6.3
Non-GAAP gross profit			$584.9	$589.0	$780.7	$2,304.9	$3,222.4
Reconciliation of GAAP to non-GAAP gross margin:
GAAP gross margin			36.0%	37.9%	45.2%	33.1%	45.4%
Special items:
a)		Restructuring related inventory and other charges	2.1%	—%	—%	5.2%	—%
b)		Amortization of intangible assets	0.1%	0.1%	0.1%	0.1%	0.1%
c)		Amortization of fair market value step-up of inventory	—%	—%	—%	—%	—%
		Total special items	2.2%	0.1%	0.1%	5.3%	0.1%
Non-GAAP gross margin			38.2%	38.0%	45.3%	38.4%	45.5%
Reconciliation of GAAP to non-GAAP operating expenses:
GAAP operating expenses			$350.9	$322.8	$370.5	$1,899.7	$1,448.4
Special items:
a	)	Amortization of intangible assets	(10.8)	(11.2)	(13.5)	(44.4)	(52.0)
b	)	Restructuring, asset impairments and other, net	(58.8)	(19.6)	(30.9)	(666.9)	(133.9)
c	)	Third party acquisition and divestiture related costs	(0.6)	(0.8)	(4.8)	(4.3)	(14.0)
d	)	Adjustments to contingent consideration	1.3	—	—	1.3	—
		Total special items	(68.9)	(31.6)	(49.2)	(714.3)	(199.9)
Non-GAAP operating expenses			$282.0	$291.2	$321.3	$1,185.4	$1,248.5
Reconciliation of GAAP to non-GAAP operating income:
GAAP operating income			$200.1	$264.4	$408.6	$84.2	$1,767.7
Special items:
a)		Amortization of intangible assets	12.0	12.4	15.1	49.4	58.3
b)		Restructuring, asset impairments and other, net	58.8	19.6	30.9	666.9	133.9
c)		Third party acquisition and divestiture related costs	0.6	0.8	4.8	4.3	14.0
d)		Restructuring related inventory and other charges	32.1	—	—	313.6	—
e)		Amortization of fair market value step-up of inventory	0.6	0.6	—	2.4	—
f)		Adjustments to contingent consideration	(1.3)	—	—	(1.3)	—
		Total special items	102.8	33.4	50.8	1,035.3	206.2
Non-GAAP operating income			$302.9	$297.8	$459.4	$1,119.5	$1,973.9
Reconciliation of GAAP to non-GAAP operating margin (operating income / revenue):
GAAP operating margin			13.1%	17.0%	23.7%	1.4%	25.0%
Special items:
a)		Amortization of intangible assets)	0.8%	0.8%	0.9%	0.8%	0.8%
b)		Restructuring, asset impairments and other, net	3.8%	1.3%	1.8%	11.1%	1.9%
c)		Third party acquisition and divestiture related costs	—%	0.1%	0.3%	0.1%	0.2%
d)		Restructuring related inventory and other charges	2.1%	—%	—%	5.2%	—%
e)		Amortization of fair market value step-up of inventory	—%	—%	—%	—%	—%
f)		Adjustments to contingent consideration	—%	—%	—%	—%	—%
		Total special items	6.7%	2.2%	3.0%	17.2%	2.9%
Non-GAAP operating margin			19.8%	19.2%	26.7%	18.6%	27.9%

ON SEMICONDUCTOR CORPORATION
RECONCILIATION OF GAAP VERSUS NON-GAAP DISCLOSURES (Continued)
(in millions, except per share and percentage data)

		Quarter Ended			Year Ended
		December 31, 2025	October 3, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Reconciliation of GAAP to non-GAAP income before income taxes:
GAAP income before income taxes		$217.1	$273.0	$442.5	$131.3	$1,837.4
Special items:
a)	Amortization of intangible assets	12.0	12.4	15.1	49.4	58.3
b)	Restructuring, asset impairments and other, net	58.8	19.6	30.9	666.9	133.9
c)	Third party acquisition and divestiture related costs	0.6	0.8	4.8	4.3	14.0
d)	Restructuring related inventory and other charges	32.1	—	—	313.6	—
e)	Amortization of fair market value step-up of inventory	0.6	0.6	—	2.4	—
f)	Actuarial gains on pension plans and other pension benefits	(12.9)	—	(12.2)	(12.9)	(12.2)
g)	Adjustments to contingent consideration	(1.3)	—	—	(1.3)	—
	Total special items	89.9	33.4	38.6	1,022.4	194.0
Non-GAAP income before income taxes		$307.0	$306.4	$481.1	$1,153.7	$2,031.4
Reconciliation of GAAP to non-GAAP net income attributable to ON Semiconductor Corporation:
GAAP net income attributable to ON Semiconductor Corporation		$181.8	$255.0	$379.9	$121.0	$1,572.8
Special items:
a)	Amortization of intangible assets	12.0	12.4	15.1	49.4	58.3
b)	Restructuring, asset impairments and other, net	58.8	19.6	30.9	666.9	133.9
c)	Third party acquisition and divestiture related costs	0.6	0.8	4.8	4.3	14.0
d)	Restructuring related inventory and other charges	32.1	—	—	313.6	—
e)	Amortization of fair market value step-up of inventory	0.6	0.6	—	2.4	—
f)	Actuarial gains on pension plans and other pension benefits	(12.9)	—	(12.2)	(12.9)	(12.2)
g)	Adjustments to contingent consideration	(1.3)	—	—	(1.3)	—
h)	Income taxes	(14.5)	(32.1)	(14.3)	(177.0)	(62.2)
	Total special items	75.4	1.3	24.3	845.4	131.8
Non-GAAP net income attributable to ON Semiconductor Corporation		$257.2	$256.3	$404.2	$966.4	$1,704.6
GAAP net income for diluted earnings per share		$181.8	$255.0	$379.9	$121.0	$1,572.8
Non-GAAP net income for diluted earnings per share		$257.2	$256.3	$404.2	$966.4	$1,704.6
Reconciliation of GAAP to non-GAAP diluted shares outstanding:
GAAP diluted shares outstanding		402.3	408.0	429.6	411.8	432.7
Special items:
a)	Less: dilutive shares attributable to convertible notes	—	—	(3.5)	—	(4.0)
	Total special items	—	—	(3.5)	—	(4.0)
Non-GAAP diluted shares outstanding		402.3	408.0	426.1	411.8	428.7
Non-GAAP diluted earnings per share:
Non-GAAP net income attributable to ON Semiconductor Corporation		$257.2	$256.3	$404.2	$966.4	$1,704.6
Non-GAAP diluted shares outstanding		402.3	408.0	426.1	411.8	428.7
Non-GAAP diluted earnings per share		$0.64	$0.63	$0.95	$2.35	$3.98
Reconciliation of net cash provided by operating activities to free cash flow:
Net cash provided by operating activities		$554.5	$418.7	$579.7	$1,759.8	$1,906.4
Special items:
a)	Payments for acquisition of property, plant and equipment	(69.1)	(46.3)	(157.3)	(341.2)	(694.0)
	Total special items	(69.1)	(46.3)	(157.3)	(341.2)	(694.0)
Free cash flow		$485.4	$372.4	$422.4	$1,418.6	$1,212.4

Certain of the amounts in the above tables may not total due to rounding of individual amounts.

ON SEMICONDUCTOR CORPORATION
RECONCILIATION OF GAAP VERSUS NON-GAAP DISCLOSURES (Continued)
(in millions, except per share and percentage data)

FREE CASH FLOW
	Quarter Ended
	April 4, 2025	July 4, 2025	October 3, 2025	December 31, 2025	Last Twelve Months
Net cash provided by operating activities	$602.3	$184.3	$418.7	$554.5	$1,759.8
Payments for acquisition of property, plant and equipment	(147.6)	(78.2)	(46.3)	(69.1)	(341.2)
Free cash flow	$454.7	$106.1	$372.4	$485.4	$1,418.6

Revenue	$1,445.7	$1,468.7	$1,550.9	$1,530.1	$5,995.4

SHARE-BASED COMPENSATION

Total share-based compensation related to restricted stock units, stock grant awards and the employee stock purchase plan was as follows:

	Quarter Ended			Year Ended
	December 31, 2025	October 3, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Cost of revenue	$7.1	$7.8	$6.5	$27.0	$24.6
Research and development	7.6	7.3	6.5	27.5	24.7
Selling and marketing	5.5	5.7	5.9	20.8	21.3
General and administrative	17.6	17.4	19.2	69.0	65.5
Total share-based compensation	$37.8	$38.2	$38.1	$144.3	$136.1

SUPPLEMENTAL FINANCIAL DATA

	Quarter Ended			Year Ended
	December 31, 2025	October 3, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Net cash provided by operating activities	$554.5	$418.7	$579.7	$1,759.8	$1,906.4
Free cash flow	$485.4	$372.4	$422.4	$1,418.6	$1,212.4
Cash paid for income taxes	$63.7	$17.4	$53.4	$167.6	$347.5

Depreciation and amortization	$214.9	$146.5	$166.6	$686.0	$642.9
Less: Amortization of intangible assets	12.0	12.4	15.1	49.4	58.3
Depreciation and amortization (excl. amortization of intangible assets)	$202.9	$134.1	$151.5	$636.6	$584.6

NON-GAAP MEASURES

To supplement the consolidated financial results prepared in accordance with GAAP, onsemi uses certain non-GAAP measures, which are adjusted from the most directly comparable GAAP measures to exclude items related to the amortization of intangibles, expensing of appraised inventory fair market value step-up, inventory valuation adjustments, in-process research and development expenses, restructuring, asset impairments and other, net, goodwill and intangible asset impairment charges, gains and losses on debt prepayment, non-cash interest expense, actuarial (gains) losses on pension plans and other pension benefits, third party acquisition and divestiture-related costs, tax impact of these items, and certain other non-recurring items, as necessary. Management does not consider the effects of these items in evaluating the core operational activities of onsemi. Management uses these non-GAAP measures internally to make strategic decisions, forecast future results, and evaluate onsemi’s current performance. In addition, the Company believes that most analysts covering onsemi use the non-GAAP measures to evaluate onsemi’s performance. Given management’s and other relevant parties' use of these non-GAAP measures, onsemi believes these measures are important to investors in understanding onsemi’s current and future operating results as seen through the eyes of management. In addition, management believes these non-GAAP measures are useful to investors in enabling them to better assess changes in onsemi's core business across different time periods. These non-GAAP measures are not prepared in accordance with, and should not be considered alternatives or necessarily superior to, GAAP financial data and may be different from non-GAAP measures used by other companies. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures, even if they have similar names.

Non-GAAP Gross Profit and Gross Margin

The use of non-GAAP gross profit and gross margin allows management to evaluate, among other things, the gross margin and gross profit of the Company’s core businesses and trends across different reporting periods on a consistent basis, independent of non-cash items including, generally speaking, amortization of intangible assets, amortization of fair market value step-up of inventory, impact of business wind-down and non-recurring facility costs. In addition, it is an important component of management’s internal performance measurement and incentive and reward process as it is used to assess the current and historical financial results of the business and for strategic decision making, preparing budgets, obtaining targets, and forecasting future results. Management presents this non-GAAP financial measure to enable investors and analysts to evaluate our operating performance independent of certain non-cash items and the effects of certain variables unrelated to our overall operating performance.

Non-GAAP Operating Income and Operating Margin

The use of non-GAAP operating income and operating margin allows management to evaluate, among other things, the operating income and operating margin of the Company’s core businesses and trends across different reporting periods on a consistent basis, independent of non-cash items including, generally speaking, amortization of fair market value step-up of inventory, impact of business wind-down, non-recurring facility costs, amortization and impairments of intangible assets, goodwill and intangible asset impairment charges, third party acquisition and divestiture related costs, restructuring charges and certain other special items as necessary. In addition, it is an important component of management’s internal performance measurement and incentive and reward process as it is used to assess the current and historical financial results of the business and for strategic decision making, preparing budgets, obtaining targets, and forecasting future results. Management presents this non-GAAP financial measure to enable investors and analysts to evaluate our operating performance independent of certain non-cash items and the effects of certain variables unrelated to our overall operating performance.

Non-GAAP Net Income Attributable to onsemi and Non-GAAP Diluted Earnings Per Share

The use of non-GAAP net income attributable to onsemi and non-GAAP diluted earnings per share allows management to evaluate the operating results of onsemi’s core businesses and trends across different reporting periods on a consistent basis, independent of non-cash and non-recurring items including, generally, the restructuring related cost of revenue charges, amortization and impairments of intangible assets, amortization of fair market value step-up of inventory, impact of business wind down, non-recurring facility costs, restructuring, asset impairments, actuarial (gains) losses on pension plans and other pension benefits, third party acquisition and divestiture-related costs, discrete tax items and other non-GAAP tax adjustments and certain other special items, as necessary. In addition, these measures are important components of management’s internal performance measurement and incentive and reward process, as they are used to assess the current and historical financial results of the business and for strategic decision making, preparing budgets, setting targets and forecasting future results. For our non-GAAP reporting, we are utilizing a projected and normalized non-GAAP effective tax rate of 16%. We calculate this non-GAAP effective tax rate on an annual basis. Beginning in 2026 and for subsequent periods, we will utilize a normalized non-GAAP effective tax rate of 15%. We may update this non-GAAP effective tax rate at any time for a variety of reasons, including, but not limited to, the rapidly evolving global tax environment, significant changes in our geographic earnings mix or changes to our strategy or business operations. Management presents these non-GAAP financial measures to enable investors and analysts to understand the results of operations of onsemi’s core businesses and, to the extent comparable, to compare our results of operations on a more consistent basis against those of other companies in our industry.

Free Cash Flow

The use of free cash flow allows management to evaluate, among other things, the ability of the Company to make interest or principal payments on its debt. Free cash flow is defined as the difference between cash flow from operating activities and capital expenditures disclosed under investing activities in the consolidated statement of cash flows. Free cash flow is not an alternative to cash flow from operating activities as a measure of liquidity. It is an important component of management’s internal performance measurement and incentive and reward process as it is used to assess the current and historical financial results of the business and for strategic decision making, preparing budgets, obtaining targets, and forecasting future results. Management presents this non-GAAP financial measure to enable investors and analysts to evaluate our financial performance independent of the cash capital expenditures.

NON-GAAP MEASURES (Continued)

Non-GAAP Diluted Share Count

The use of non-GAAP diluted share count allows management to evaluate, among other things, the potential dilution due to the outstanding restricted stock units excluding the dilution from the convertible notes that is covered by hedging activity up to a certain threshold. In periods when the quarterly average stock price per share exceeds $52.97 for the 0% Notes and $103.87 for the 0.50% Notes, the non-GAAP diluted share count includes the anti-dilutive impact of the Company’s hedge transactions entered concurrently with the 0% Notes and the 0.50% Notes, respectively. At an average stock price per share between $52.97 and $74.34 for the 0% Notes and $103.87 and $156.78 for the 0.50% Notes, the hedging activity offsets the potentially dilutive effect of the 0% Notes and the 0.50% Notes, respectively. In periods when the quarterly average stock price per share exceeds $74.34 for the 0% Notes and $156.78 for the 0.50% Notes,  the dilutive impact of the warrants issued concurrently with such notes are included in the diluted shares outstanding.